SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2010

LAS VEGAS SANDS CORP.

(Exact name of registrant as specified in its charter)

NEVADA	001-32373	27-0099920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 23, 2010, Sands China Ltd. (“SCL”), an indirect subsidiary of Las Vegas Sands Corp. (“LVSC”), announced that Steven Jacobs has been removed from both his position as Chief Executive Officer and President and as a member of the SCL Board of Directors, effective immediately.

Item 7.01	Regulation FD Disclosure.

On July 23, 2010, SCL announced that Michael A. Leven, the President and Chief Operating Officer of LVSC and a special advisor to the SCL Board of Directors, has been named SCL’s Acting Chief Executive Officer and will work with the SCL Board of Directors to find a permanent Chief Executive Officer for SCL.

On July 23, 2010, SCL issued an announcement through The Stock Exchange of Hong Kong Limited and a press release announcing Mr. Jacobs’s departure and Mr. Leven’s appointment. The announcement and the press release are attached as Exhibits 99.1 and 99.2 to this report, respectively, and are incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Announcement through The Stock Exchange of Hong Kong Limited, dated July 23, 2010.

99.2	Press release, dated July 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 23, 2010

LAS VEGAS SANDS CORP.

By:	/S/ GAYLE M. HYMAN
Name:	Gayle M . Hyman
Title:	Senior Vice President and General Counsel

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